EXHIBIT 11.1



                       INCARA PHARMACEUTICALS CORPORATION

                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE
                  (Dollars in thousands, except per share data)

                                                         Year Ended September 30,
                                                -----------------------------------------
                                                    1999           1998           1997
                                                -----------    -----------    -----------
Net loss per Consolidated Statements
     of Operations                              $   (19,598)   $   (19,146)   $   (17,803)
                                                ===========    ===========    ===========

Weighted average number of common shares
     and common share equivalents outstanding
     - basic and diluted                          6,582,634      7,113,054      6,981,708
                                                ===========    ===========    ===========

Net loss per common share - basic
     - basic and diluted                        $     (2.98)   $     (2.69)   $     (2.55)
                                                ===========    ===========    ===========